As filed with the Securities and Exchange Commission on June 30, 2010
Registration No. 333-107564

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 4 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE GYMBOREE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-2615258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Howard Street
San Francisco, California 94105
(415) 278-7000
(Address of principal executive offices, including zip code)

THE GYMBOREE CORPORATION AMENDED AND RESTATED 2002 INCENTIVE STOCK PLAN
(Full title of the plan)

MATTHEW K. MCCAULEY
Chief Executive Officer
The Gymboree Corporation
500 Howard Street
San Francisco, California 94105
(415) 278-7000
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Donald E. Karl
Perkins Coie LLP
1888 Century Park E., Suite 1700
Los Angeles, California 90067
(310) 788-3227

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share, together with associated common stock purchase rights, under The Gymboree Corporation Amended and Restated 2002 Incentive Stock Plan

(1)
No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on August 1, 2003 (Registration No. 333-107564) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE

The Registrant suspended its Amended and Restated 2002 Stock Incentive Plan (the “2002 Plan”) with respect to issuances of new stock option grants thereunder, effective June 16, 2004, and adopted a new plan, the 2004 Equity Incentive Plan (the “2004 Plan”), effective as of June 16, 2004. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on August 1, 2003 (Registration No. 333-107564) as subsequently amended by Post-Effective Amendment No. 1 filed with the Commission on June 23, 2004, Post-Effective Amendment No. 2 filed with the Commission on April 6, 2007 and Post-Effective Amendment No. 3 filed with the Commission on September 12, 2008 (the “Registration Statement”), is hereby amended to provide that up to 2,450 shares available for issuance, but not issued or subject to outstanding options, under the 2002 Plan (the “Unissued Option Shares”) are no longer issuable under the 2002 Plan and may now be issued under the 2004 Plan. A registration statement on Form S-8 with respect to the Unissued Option Shares is being filed with the Commission concurrently with this Post-Effective Amendment No. 4.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 2002 Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 4 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 30th day of June, 2010.

THE GYMBOREE CORPORATION

/s/ MATTHEW K. MCCAULEY
By:	Matthew K. McCauley
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Matthew K. McCauley and Jeffrey P. Harris, or either of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any further amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities indicated below on the 30th day of June, 2010.

Signature	Title

/s/ MATTHEW K. MCCAULEY	Chief Executive Officer and Chairman of the Board
Matthew K. McCauley	(Principal Executive Officer)

/s/ JEFFREY P. HARRIS	Chief Financial Officer
Jeffrey P. Harris	(Principal Financial Officer)

/s/ LYNDA G. GUSTAFSON	Vice President, Corporate Controller
Lynda G. Gustafson	(Principal Accounting Officer)

/s/ BLAIR W. LAMBERT	Chief Operating Officer and Director
Blair W. Lambert

/s/ GARY M. HEIL	Director
Gary M. Heil

/s/ DANIEL R. LYLE	Director
Daniel R. Lyle

/s/ JOHN C. POUND	Director
John C. Pound

/s/ SCOTT A. RYLES	Director
Scott A. Ryles

/s/ WILLIAM U. WESTERFIELD	Director
William U. Westerfield